SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 13, 2020
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2020, the board of directors (the “Board”) of Scientific Industries, Inc. (the “Company”) adopted Second Amended and Restated By-laws (the “New By-laws”) for the Company. The New By-laws became effective on the date of adoption by the Board, or August 10, 2020.

Article II, Section 7 of the Company’s By-laws that were in effect prior to the adoption of the New By-laws, entitled “Action Without Meeting” provided that any action required or permitted to be taken by the stockholders of the Company may be taken without a meeting of stockholders if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the Company. The New By-laws provide that any action required or permitted to be taken by the stockholders of the Company at a meeting of stockholders may be taken without a meeting of stockholders if a consent in writing, setting forth the action so taken, shall be signed by the holders of voting stock having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders at which the holders of all shares entitled to vote on the action were present and voting.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description
3.2	Second Amended and Restated By-laws of Scientific Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: August 13, 2020	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer